CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-61940) pertaining to the Methode Electronics, Inc. 401(k) Savings Plan of our report dated June 22, 2011, with respect to the financial statements and schedule of the Methode Electronics, Inc. 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2010.
/s/ Sassetti LLC
(formerly Frank L. Sassetti & Co.)

June 22, 2011
Oak Park, Illinois